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                            Just Ladies Fitness Ltd.







                               Manufacturer/Dealer
                                    Agreement









             POINT OF SALE AND CUSTOMER MANAGEMENT SOFTWARE SERVICES
             -------------------------------------------------------

                                    June 2006

                         MANUFACTURER / DEALER AGREEMENT



This Manufacturer / Dealer Agreement ("Agreement") is entered into as of the 29th day of June 2006, ("Effective Date") by and

Between

         Just Ladies Fitness Ltd. (Just Ladies Fitness), a British Columbia limited company, with a business address at Suite #15-15531 24th Avenue, Surrey, British Columbia V4A 2J4,

And

         Fitness Xpress Software, Inc., ("Fitness Xpress") a Nevada Corporation organized under the laws of Nevada, with a business address at Suite #109 - 2755 Maple Street, Vancouver, British Columbia V6J 5K1.


WHEREAS, Just Ladies Fitness is a manufacturer developer of leading edge point-of-sale and customer management software to the North American fitness industry. ("JFL Software").

WHEREAS, Fitness Xpress intends to be an industry leader in point-of-sale and customer management software to the fitness industry.("JFL Software products"); and

NOW THEREFORE, in consideration of the premises and mutual agreements contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which Just Ladies Fitness and Fitness Xpress, (collectively the "Parties") acknowledge, the Parties agree as follows:


1.       GENERAL PROVISIONS
         ------------------

1.1. Both Parties agree that Just Ladies Fitness shall provide to Fitness Xpress a high quality software product line as described in this Agreement. Fitness Xpress will market this software to North American fitness center chains. For purposes of this Agreement, the term "customers" shall include, but not be limited to resellers and single site fitness centers.

1.2. From time to time in order to improve, modify or extend the Just Ladies Fitness software, Just Ladies Fitness may make changes to its software ("JFL Software Changes"), but in no event shall such changes materially decrease the quality of the JFL Software product line provided to Fitness Xpress.

1.3. The Parties shall use their best efforts to accomplish the initial launch of the Just ladies Fitness Software ("Initial Launch Date"). One hundred twenty (120) days from signing of this Agreement.

1.4. Each Party shall promptly notify the other in writing of any event, which might result in such Party's inability to continue to meet its obligations under this Agreement.

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2.       Obligations of the Parties

2.1. Dealer must be trained on the software and demonstrate competency to present the product.

2.2. Dealer cannot copy or in any way take any of the intellectual property of the software

2.3. Dealer must commit to a "best effort" marketing plan including attendance at industry specific trade shows, lead generation follow up and employment of trained sales professionals.

2.4. Dealer must have a detailed informational web page devoted to the fitness industry and software.

2.5. Dealer must show an ability to meet agreed to order volumes and sales projections.

2.6.     Dealer must be able to provide "Level 1" support.*

2.7. The manufacturer will ensure the product has been thoroughly beta tested and provide and/or act as a reference.

2.8. The manufacturer will provide an informational web page with up to date marketing and product information.

2.9.     The manufacturer will provide "lead generation" when ever possible.

2.10.    The manufacturer will provide product training at their facility.

2.11.    The manufacturer will provide billable training staff.

2.12. The manufacturer reserves the right to utilize their own billable training staff until the Dealer has completed a pre-determined number of systems installs.

2.13.    The manufacturer will provide user and install manuals on CD.

2.14. The manufacturer will provide within a reasonable time frame on-line install procedures and video training.

2.15.    The manufacturer will provide "Level 2" support* to all dealers

2.16.    Product Coordinator: Just Ladies Fitness and Fitness Xpress will each
         -------------------
         designate their own Product Coordinator to coordinate the process described below.

2.17. The Product Advisory Process will include in-person/telephonic/ electronic communication between representatives, which should be ongoing, or occur not less than once a week.

2.18.    Intellectual  Property,  Just Ladies Fitness agrees that Intellectual
         -----------------------
         Property rights to it's software created specifically for Fitness Xpress's Customers remain the property of Just Ladies Fitness.

2.19. Exclusivity, Just Ladies Fitness agrees that any products created and formulated specifically for Fitness Xpress will not be sold, licensed, or copied to any other company, individual, or organization, without the express written consent of Fitness Xpress.

2.20.    Products: To be developed over the next 12 months Billing Cycle. To
         ---------
         be discussed.

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2.21.    Billings and Collections. Fitness Xpress shall be responsible, at its
         ------------------------
         sole expense, for all invoicing and collections with its customers, end-users, agents, subagents or resellers. Just Ladies Fitness will not be responsible for any collections or bad debt by Fitness Xpress's customers, end-users, agents, subagents or resellers.


3.       MARKETING AND BRANDING.
         -----------------------

3.1.     Use of Trademarks, Service Marks and Trade names. The Parties agree to
         -------------------------------------------------
         display or use trade names and brands of the other Party only in connection with the sale, distribution or promotion of the JFL Software brand(s) used by Fitness Xpress in conjunction with this Agreement.

3.2. Upon termination of this Agreement, any and all rights or privileges of a Party to use the other Party's trade names, service marks, brands or trademarks shall expire. The provisions of this section shall also apply to third party branding incidental to this Agreement.


3.3.     Business Conduct.  Neither party shall make any  representation  with
         ----------------
         respect to the other party that is inconsistent with the terms and conditions of this Agreement.

3.4.     Fitness  Xpress  Marketing  Expenses.  Fitness Xpress as the Dealer and
         -------------------------------------
         reseller of the software developed by Just Ladies Fitness, is responsible for all expenses and obligations incurred by Fitness Xpress as a result of its efforts to attract and solicit customers.

4.       CHARGES AND BILLING STATEMENTS.
         -------------------------------
         (General Terms to be discussed)

4.1. It is understood that all state, provincial, and federal taxes will be advertised and collected on all applicable Products and Services. Just Ladies Fitness and Fitness Xpress both shall be responsible for all applicable taxes, including but not limited to sales or valued-added taxes, utility or excise taxes, fees and/or surcharges that are imposed by federal, state, or local governments.

4.2.     Pricing.  Just Ladies  Fitness will provide a published  price list on
         -------
         a regular basis to the Dealer. The Dealer shall pay to Just Ladies Fitness for the products it purchases from Just Ladies Fitness at 45% discount from Just Ladies Fitness published list prices.

4.3. Invoices shall come due 30 (thirty) days from the last day of each month.

4.4. Any price changes for the product, shall be made at the commencement of each Renewal Term and shall be notified by Just Ladies Fitness in writing not less than thirty (30) days prior to the renewal date.

4.5. If any order is received earlier than prices are increased, the order will be dispatched at the old prices, ie: price increase will not effect outstanding orders

5.       TERM AND TERMINATION.
         ---------------------

5.1.      Terms. Unless otherwise  terminated as provided herein, this Agreement
          -------
          shall be in force for an initial  term of 2 years after the  Effective

                                     Page 3

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          Date (the "Initial  Term).  Absent 90 day written  notice prior to the end of the term of intent to discontinue parties' relationship this agreement shall continue automatically for successive one year terms under the same terms and conditions contained herein together with any subsequent amendments hereto.

5.2.     Termination. Either Party may terminate this Agreement:(a) if the other
         -----------
          Party fails to fulfill any of its material obligations under this Agreement; (b) if the other Party is in breach of Section 7 (Confidentiality); (c) if the other Party becomes insolvent or admits in writing its inability to pay debts as they mature.

5.3. Effect of Termination. Upon termination of this Agreement for any reason, each Party shall remain liable for those obligations that accrued prior to the date of such termination; provided, however, that nothing herein shall be construed to obligate Just Ladies Fitness to offer or supply Products and Services to Fitness Xpress after the termination of this Agreement.

6.       SURVIVAL.  The  following  provisions  shall  survive the expiration or
         --------
         termination, for any reason, of this Agreement: (Subscriber Information), (Charges and Billing Statements); (Term and Termination); (Confidentiality); (Warranties); (Intellectual Property); (Indemnification); (Limitation of Liability); (General Provisions).


7.       CONFIDENTIALITY.
         ---------------

7.1. All information disclosed to the other party shall be deemed confidential and proprietary (hereinafter referred to as "Proprietary Information"). Such information includes, but is not limited to, trade secrets, technical specifications, processes, functional descriptions, development plans, design information, customer lists, pricing and financial information..

7.2.      Each party agrees to use the Proprietary Information received from the
          other  party  only  for  the  purposes  of   analyzing   the  business
          arrangement between the parties in accordance with this Agreement.

7.3. It is agreed that all Proprietary Information shall be retained by the receiving party in a secure place with access limited to the receiving party's employees or agents who need to know such information for purposes of this Agreement.

7.4. All Proprietary Information, unless otherwise specified in writing, shall remain the property of the disclosing party. Such information shall be used by the receiving party only for the purpose set forth in this Agreement.

7.5.     Exceptions to confidentiality:
         ------------------------------

7.5.1.   Published information in the public domain.

8.       WARRANTIES.
         -----------

8.1. Authorization. Each Party represents and warrants to the other Party that the execution and delivery of this Agreement and the performance of such Party's obligations under this Agreement have been duly authorized, and that the Agreement is a valid and binding agreement, enforceable in accordance with its terms.

                                     Page 4

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9.       INTELLECTUAL  PROPERTY.  Nothing in this  Agreement  shall be construed
         ----------------------
         to transfer any right title or interest in Just Ladies Fitness Software designs, inventions, copyrights, trade secrets, trade names or other intellectual property.



10.      INDEMNIFICATION.
         ---------------

10.1. Each Party ("Indemnitor") will defend, indemnify and hold harmless the other Party and such Party's affiliates, directors, officers, employees, independent contractors, consultants, shareholders and customers from and against any claim, loss, damage, and expense resulting from acts or omissions arising out of or in connection with this Agreement.

10.2. Just Ladies Fitness shall indemnify and hold harmless Fitness Xpress from and against any and all claims, expenses, judgments, liabilities, damages or losses and expenses, and shall defend all third-party actions and proceedings arising from any use, infringement or alleged infringement by Just Ladies Fitness of any trade secret, or other intellectual property right of any third party, to the extent such infringement or alleged infringement is caused solely by Just Ladies Fitness.

11.  LIMITATION  OF  LIABILITY.   Except  for  damages   arising  under  SECTION
     -------------------------
     (CONFIDENTIALITY) or SECTION (indemnification), in no event shall EITHER PARTY be liable TO THE OTHER PARTY for any incidental, indirect, special, punitive, consequential or similar damages of any kind including without limitation, loss of profits, loss oF business or interruption of business, whether sUCh liability is predicated on contract, strict liability or any other theory WIthout regard to whether sUCh party has been advised of the possibility of sUCh damages.


12.      GENERAL PROVISIONS
         ------------------

12.1. Monetary Values. All monetary values in the Agreement refer to U.S. --------------- dollars.

12.2. Assignment. Just Ladies Fitness may not assign its rights or ---------- obligations under this Agreement.

12.3. Governing Law. This Agreement will be interpreted in accordance with ------------- the laws of the Province of British Columbia.

12.4.    Notices. All notices or other between Just Ladies Fitness and Fitness
         --------
         Xpress under this Agreement shall be in writing and delivered personally, sent by confirmed facsimile, by confirmed e-mail, by certified mail, postage prepaid and return receipt requested.

12.5.    Independent  Corporations.  Both parties are independent corporations
         -------------------------
         acting for their own accounts and neither is authorized to bind, or attempt to bind, the other to any contract, general warranty, covenant or undertaking of any nature whatsoever on behalf of the other party unless authorized in writing.

12.6.    Entire  Agreement And  Modifications.  This Agreement together with any
         ------------------------------------
         appendices, exhibits and attachments constitute the entire agreement between the Parties with regard to the subject matte. This Agreement may only be modified by a written instrument duly executed by each party.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.



Just Ladies Fitness, Ltd.                  Fitness Xpress, Inc.



Signature:/s/ Chuck Lawson                 Signature: /s/ Ron Bell
---------------------------                --------------------------

Printed Name: Chuck Lawson                 Printed Name:Ron Bell
--------------------------                 --------------------------

Title: Pres/CEO                            Title: President
--------------------------                 --------------------------

Date: July 13, 2006                        Date: July 13, 2006
--------------------------                 --------------------------


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